Exhibit 99.1

INTERSTATE HOTELS & RESORTS, INC.

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

      In connection with this annual report on Form 10-K of Interstate Hotels & Resorts, Inc. (the “Issuer”) for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul W. Whetsell, Chief Executive Officer of the Issuer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:     March 27, 2003

/s/ PAUL W. WHETSELL
Paul W. Whetsell
Chief Executive Officer

      A signed original of this written statement required by Section 906 has been provided to Interstate Hotels & Resorts, Inc. and will be retained by Interstate Hotels & Resorts, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.